UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2026

HEARTSCIENCES INC.

(Exact name of Registrant as Specified in Its Charter)

Texas	001-41422	26-1344466
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Reserve Street, Suite 360 Southlake, Texas	76092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (682) 237-7781

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HSCS	The Nasdaq Stock Market LLC
Warrants	HSCSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

The disclosure required by this Item is included in Item 5.02 of this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference. Based in part upon the representations of the applicable officers and directors of HeartSciences Inc., a Texas corporation (“HeartSciences” or “Parent”), the offering and issuance of the Equity Award (as defined below), will be exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2026, HeartSciences, Fortitude Mining Holdings, Inc., a Delaware corporation (“Seller”), Fortitude Mining HoldCo, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Seller (“Fortitude”), and Cordis Acquisition, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, at the effective time of the Merger, Merger Sub will merge with and into Fortitude, with Fortitude surviving the merger (the “Merger”) with HeartSciences thereby becoming the sole managing member of the surviving company following the consummation of the transactions contemplated by the Merger Agreement (such transactions, the “Transactions” and such consummation, the “Closing”).

In connection with the Transactions, on July 7, 2026, HeartSciences entered into an amendment (the “Watson EA Amendment”) to the Employment Agreement, dated as of October 15, 2021 (the “Watson Employment Agreement”), with Danielle Watson, HeartSciences’ current Chief Financial Officer, to provide that if Ms. Watson’s employment is terminated by HeartSciences without “Cause” or by Ms. Watson for “Good Reason” (each as defined in the Watson EA Amendment), she would be entitled to (i) payment of her accrued but unpaid base salary, accrued but unused vacation pay and unreimbursed business expenses, (ii) a severance payment equal to six months of her then-current base salary payable in one lump sum, (iii) company-paid or reimbursed COBRA premiums for herself and her eligible dependents for up to six months following termination (or, if earlier, until she becomes eligible for coverage under another group health plan or ceases to be eligible for COBRA), and (iv) 100% acceleration of the vesting of any unvested equity awards granted to her prior to the date of the Closing. Such severance payment shall be subject to Ms. Watson’s delivery to HeartSciences and timely execution and non-revocation of a standard release of claims in favor of HeartSciences, its affiliates and their respective officers and directors. The foregoing description of the Watson EA Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

In addition, the Watson EA Amendment provides that HeartSciences may award Ms. Watson a discretionary performance bonus (a “Performance Bonus”) in such amount as determined by the Board of Directors of Parent (the “Board”) or the Compensation Committee thereof (the “Compensation Committee”) in its sole discretion, payable in cash and/or shares of Parent’s common stock (and/or restricted stock units or other equity-based awards) at the sole discretion of the Board or the Compensation Committee. Ms. Watson will be reviewed and considered for a Performance Bonus on an annual basis, and must remain employed on the date any such Performance Bonus is paid, subject to the Watson EA Amendment’s clawback provisions in the event of certain uncured breaches of restrictive covenant obligations.

In addition, in connection with the Transactions and subject to the Closing, the Compensation Committee granted an award of 25,000 restricted stock units of Parent (the “RSUs”) to Ms. Watson (the “Equity Award”) under Parent’s 2023 Equity Incentive Plan (as amended, modified or restated from time to time, the “Plan”). The RSUs were granted on July 7, 2026. Each vested RSU shall be settled by delivery to Ms. Watson of one share of Parent’s common stock. The RSUs shall vest in full and shall be settled promptly after the date on which the following conditions are satisfied: (i) occurrence of the Closing and (ii)(x) one-fourth of the RSUs shall vest on the three-month anniversary of the date of the Closing (the “Initial Vesting Date”) and (y) thereafter, one-fourth of the RSUs shall vest on each subsequent three-month anniversary of the Initial Vesting Date (each an “Additional Initial Vesting Date” and together with the Initial Vesting Date, the “Vesting Dates”), such that all of the RSUs shall fully vest on the one-year anniversary of the date of the Closing, in each case provided that Ms. Watson is continuously employed in any capacity by the Parent or any of its subsidiaries from the date of the Closing through each applicable Vesting Date (except as provided herein). If Ms. Watson’s employment is terminated by Parent or any of its subsidiaries without Cause, if the Watson Employment Agreement is terminated by Parent without Cause, or if the Watson Employment Agreement is terminated by Ms. Watson for Good Reason, then all of the unvested RSUs shall fully vest immediately as of such date of Ms. Watson’s termination of employment or termination of the Watson Employment Agreement, as applicable; provided, however, that (A) no acceleration of vesting shall occur if Ms. Watson’s employment is terminated for Cause, in which case any unvested RSUs shall be forfeited, and (B) if Ms. Watson voluntarily resigns or otherwise voluntarily departs from Parent (other than as a result of any termination of the Watson Employment Agreement by Ms. Watson for Good Reason), any unvested RSUs shall not vest. In addition, in the event of a Change of Control (as defined in the Plan) other than as a result of the Closing, 100% of any unvested RSUs shall immediately become fully vested. The foregoing description of the terms of the Equity Award does not purport to be complete and is qualified in its entirety by reference to the full text of the related award agreement, a copy of which is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report includes forward-looking statements, which statements involve inherent risks and uncertainties. Examples of forward-looking statements, include, but are not limited to, statements relating to the timing and completion of the Transactions and the expected management of HeartSciences.

Forward-looking statements are not statements of historical fact, but instead represent management’s expectations, estimates, and projections regarding future events based on certain material factors and assumptions at the time the statement was made. While considered reasonable by HeartSciences as of the date of this Current Report, such statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements, including, but not limited to: the occurrence of any event, change, or other circumstances that could give rise to the right of one or both of the parties to terminate the Merger Agreement; the possibility that the Transactions do not close when expected or at all because the conditions to closing are not satisfied on a timely basis or at all, including the failure to timely obtain stockholder approval for the Transactions from HeartSciences’ stockholders, if at all; and other factors that may affect future results of Fortitude or HeartSciences. Additional factors that could cause results to differ materially from those described above can be found in HeartSciences’ most recent annual report on Form 10-K for the fiscal year ended April 30, 2025, filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 24, 2025 (the “Annual Report”) and other documents subsequently filed by HeartSciences with the SEC.

HeartSciences cautions investors not to place considerable reliance on the forward-looking statements contained in this Current Report. Investors are encouraged to read HeartSciences’ filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this Current Report speak only as of the date of this document, and HeartSciences undertakes no obligation to update or revise any of these statements. HeartSciences’ business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Additional Information and Where to Find It

HeartSciences intends to file with the SEC a proxy statement (the “Proxy Statement”) in connection with the Transactions. The definitive Proxy Statement and other relevant documents will be mailed to stockholders of HeartSciences as of a record date to be established for voting on the Transactions and other matters as described in the Proxy Statement. HeartSciences will also file other documents regarding the Transactions with the SEC. This Current Report does not contain all of the information that should be considered concerning the Transactions and is not intended to form the basis of any investment decision or any other decision in respect of the Transactions. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, STOCKHOLDERS OF HEARTSCIENCES AND OTHER INTERESTED PARTIES ARE URGED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT, AND AMENDMENTS THERETO, AND THE DEFINITIVE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH HEARTSCIENCES’ SOLICITATION OF PROXIES FOR THE SPECIAL MEETING OF ITS STOCKHOLDERS TO BE HELD TO APPROVE THE TRANSACTIONS AND OTHER MATTERS AS DESCRIBED IN THE PROXY STATEMENT BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT HEARTSCIENCES AND FORTITUDE AND THE TRANSACTIONS. Investors and security holders will also be able to obtain copies of the Proxy Statement and all other documents filed or that will be filed with the SEC by HeartSciences, without charge, once available, on the SEC’s website at www.sec.gov.

NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED HEREIN, PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTIONS OR ANY RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS CURRENT REPORT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

Participants in the Solicitation

HeartSciences, Fortitude, Seller and their respective directors, executive officers, and certain executive officers of Digital Currency Group, Inc., the sole stockholder of Seller, may be deemed under SEC rules to be participants in the solicitation of proxies from HeartSciences’ stockholders in connection with the Transactions. A list of the names of such persons, and information regarding their interests in the Transactions and their ownership of HeartSciences’ securities are, or will be, contained in HeartSciences’ filings with the SEC, including HeartSciences’ Annual Report. Additional information regarding the interests of the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of HeartSciences’ stockholders in connection with the Transactions, including the names and interests of Fortitude’s directors and executive officers, will be set forth in the Proxy Statement and other relevant materials, which are expected to be filed by HeartSciences with the SEC when they become available. Investors and security holders may obtain free copies of these documents as described above.

No Offer or Solicitation

The information contained in this Current Report and the exhibits filed or furnished herewith are for informational purposes only and are not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Transactions and shall not constitute an offer to sell or exchange, or a solicitation of an offer to buy or exchange the securities of HeartSciences, or any commodity or instrument or related derivative, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, sale or exchange would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act or an exemption therefrom. Investors should consult with their counsel as to the applicable requirements for a purchaser to avail itself of any exemption under the Securities Act.

Item 9.01 Financial Statements and Exhibits

(a) Exhibits

Number	Description
10.1*	Amendment No. 1 to Employment Agreement, dated as of July 7, 2026, between HeartSciences and Danielle Watson.
10.2*	Restricted Stock Units Notice of Grant and Restricted Stock Units Agreement, dated as of July 7, 2026, between HeartSciences and Danielle Watson.
104**	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.
**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTSCIENCES INC.

Date: July 10, 2026	By:	/s/ Andrew Simpson
	Name:	Andrew Simpson
	Title:	President, Chief Executive Officer and Chairman of the Board of Directors

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